Exhibit 4.2



                             AMERICAN BILTRITE, INC.

                                 Amendment No. 1
                                 ---------------

         This Amendment No. 1, dated as of December 31, 2002 (this "Agreement"), is among American Biltrite, Inc., a Delaware corporation (the "Company"); K&M Associates, L.P., a Rhode Island limited partnership (the "Guarantor"); and The Prudential Insurance Company of America. The parties hereto agree as follows:

         1. Note Agreement; Definitions. This Agreement amends the Note Purchase and Private Shelf Agreement and Facility Guarantee dated as of August 28, 2001 among the parties hereto (as in effect prior to giving effect to this Agreement, the "Note Agreement"). Terms defined in the Note Agreement as amended hereby (the "Amended Note Agreement") and not otherwise defined herein are used with the meaning so defined.

         2. Amendment of Note Agreement. Effective upon the date all the conditions set forth in Section 4 hereof are satisfied (the "Amendment Date"), which conditions must be satisfied no later than the date provided therein, the Note Agreement is amended as follows:

               2.1. Amendment of Section 6A(ii). Section 6A(ii) of the Note Agreement is amended and restated to read in its entirety as follows:

                "(ii) Fixed Charge Coverage Ratio. The ratio of Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters to Consolidated Fixed Charges for such period to be less than the following ratios during the following respective periods:

             Quarter(s) Ending                             Ratio
             -----------------                             -----
            December 31, 2001                           2.00 to 1.00
              March 31, 2002                            1.50 to 1.00
     June 30, 2002, September 30, 2002                  1.75 to 1.00
     December 31, 2002, March 31, 2003                  1.25 to 1.00
               June 30, 2003                            1.50 to 1.00
          September 30, 2003 and                        2.00 to 1.00"
   each fiscal quarter ending thereafter

               2.2 Amendment of Section 6A(v). Section 6A(v) of the Note Agreement is amended and restated to read in its entirety as follows:

                    "(v) Leverage Ratio. The Leverage Ratio to exceed the following ratios as of the end of the following respective periods:

             Quarter(s) Ending                           Percentage
             -----------------                           ----------
             September 30, 2001                         3.25 to 1.00



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             December 31, 2001                          2.75 to 1.00
       March 31, 2002, June 30, 2002                    3.25 to 1.00
            September 30, 2002                          2.75 to 1.00
     December 31, 2002, March 31, 2003                  3.25 to 1.00
               June 30, 2003                            3.00 to 1.00
          September 30, 2003 and                        2.50 to 1.00"
   each fiscal quarter ending thereafter

               2.3 Amendment of Section 6B. Section 6B of the Note Agreement is amended and restated to read in its entirety as follows:

                  "6B. Net Worth. The Company will not permit, as at the end of each fiscal quarter, Consolidated Tangible Net Worth to be less than the sum of (i) $48,000,000, plus (ii) 50% of Consolidated Net Income Available for Tangible Net Worth for the period from December 31, 2002 to and including the most recent quarter ended prior to the measurement date."

               2.4 Amendment to Section 6D. Section 6D(vi) is hereby amended by inserting the words ", Synthetic Lease Obligations" immediately after the reference to "Capitalized Leases".

               2.5 Amendment to Section 6E. Sections 6E(ii) and (iii) are hereby amended by inserting the words "wholly owned" immediately before each reference to "Restricted Subsidiary".

               2.6 Amendment to Section 6F. Sections 6F(i) and (ii) are hereby amended by inserting the words "wholly owned" immediately before each reference to "Restricted Subsidiary".

               2.7 Amendment to Section 6G. Section 6G is hereby amended as follows:

               (a) By inserting the words "wholly owned" immediately before the reference to "Restricted Subsidiary" appearing immediately before the proviso in clause (i); and

               (b) By inserting the worlds "wholly owned" immediately before the reference to "Restricted Subsidiary" appearing in clause (ii)(b).

               2.8 Amendment to Certain Definitions. The following definitions appearing in Section 10B of the Note Agreement are hereby amended and restated in their entirety to read as follows:

               "Consolidated Adjusted EBITDA" shall mean, for any period, the total of:

                  (a) Consolidated EBITDA; minus

                  (b) $4,500,000 in respect of capital expenditures made during such period (whether or not actual capital expenditures are greater or less than $4,500,000); minus


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                  (c) any dividends paid or payable in cash by the Company or any of its Restricted Subsidiaries to third parties; minus

                  (d) the aggregate amount paid by the Company and its Restricted Subsidiaries to repurchase shares of capital stock and options to purchase shares of capital stock, in each case excluding any such payments made prior to June 30, 2001; minus

                  (e) any income taxes paid or payable in cash by the Company or any of its Restricted Subsidiaries.

         "Consolidated EBITDA" shall mean, for any period, the total of:

                  (a) Consolidated Net Income; plus

                  (b) all amounts deducted in computing such Consolidated Net Income in respect of:

                  (i) depreciation, amortization and unusual noncash charges (other than the write-down of current assets),

                  (ii) interest expense, and

                  (iii) income tax expense, minus

                  (c) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added back to Consolidated EBITDA in a previous period, minus

                  (d) all amounts included in Consolidated Net Income in respect of deferred income tax benefits and other noncash income items, except such amounts that have been deducted from Consolidated EBITDA in a previous period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum of:

                  (a)  Consolidated Interest Expense, plus

                  (b) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments, sinking fund payments and mandatory reductions in revolving loans as a result of mandatory reductions in revolving credit availability, all with respect to Debt of the Company and its Restricted Subsidiaries reporting Congoleum on the equity method, including payments in the nature of principal under Capitalized Leases.

               "Consolidated Interest Expense" shall mean, for any period, the total of:


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                  (a) the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under hedge agreements, accrued by the Company and its Restricted Subsidiaries reporting Congoleum on the equity method (whether such interest is reflected as an item of expense or capitalized), minus

                  (b) to the extent otherwise included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest), plus

                  (c) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (b) above.

                  "Current Assets" shall mean, at any date, all amounts carried as current assets on the balance sheet of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis, excluding cash and cash equivalents.

                  "Current Liabilities" means, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis, excluding the current portion of long-term Debt and the Revolving Loan (as defined under the Bank Agreement), each to the extent they are included in Consolidated Fixed Charges.

                  "Debt" shall mean each of the items described in clauses (a) through (f) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

                  "Indebtedness" shall mean all obligations, contingent or otherwise, which in accordance with generally accepted accounting principles are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

                  (a) indebtedness for borrowed money;

                  (b) indebtedness evidenced by notes, debentures or similar instruments;

                  (c) Capitalized Lease Obligations and Synthetic Lease Obligations;

                  (d) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable on customary terms in the ordinary course of business);


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                  (e) mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer;

                  (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and hedge agreements (without duplication of other Indebtedness supported or guaranteed thereby);

                  (g) unfunded pension liabilities;

                  (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

                  (i) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

                  (j) all Guarantees in respect of Indebtedness of others.

                  "Leverage Ratio" shall mean, as of any date of determination, the ratio of Debt of the Company and its Restricted Subsidiaries, on a consolidated basis, to Consolidated EBITDA for the four consecutive fiscal quarters most recently ended.

                  "Restricted Subsidiary" shall mean (a) K&M and (b) any Person of which the Company (or other specified Person) shall at the time, directly or indirectly, through one or more of its Restricted Subsidiaries, (i) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (ii) hold at least 50% of the partnership, joint venture or similar interests, or (iii) be a general partner or joint venturer; provided that, at no time shall Congoleum be considered a Restricted Subsidiary.

               2.9 Additional Definitions. Section 10B of the Note Agreement is hereby amended to include the following definitions to the appropriate alphabetic location:

                  "PIK Interest" shall mean any accrued interest payments on Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Debt; provided, however, that in no event shall PIK Interest include payments made with cash or cash equivalents.

                  "Synthetic Lease Obligations" shall mean the aggregate discounted amount of future rental payments under all leases by the Company and its Restricted Subsidiaries that are treated as operating leases under generally accepted accounting principles and as loans or other financings for federal income tax purposes.

         3. Representations and Warranties. Each of the Company and the Guarantor jointly and severally represents and warrants as follows:


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            3.1 Legal Existence, Organization. Each of the Company and the
Guarantor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all power and authority, corporate, limited liability company, partnership or otherwise, necessary (a) to enter into and perform this Agreement and the Amended Note Agreement, and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Company and the Guarantor has taken all corporate, limited liability company, partnership or other action required to make the provisions of this Agreement and the Amended Note Agreement the valid and enforceable obligations they purport to be.

            3.2 Enforceability. Each of the Company and the Guarantor has duly authorized, executed and delivered this Agreement. Each of this Agreement and the Amended Note Agreement is the legal, valid and binding obligation of each of the Company and the Guarantor and is enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

            3.3 No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Agreement, nor the performance of the Amended Note Agreement, nor the consummation of any other transaction referred to or contemplated by this Agreement, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:

               (a) any breach or termination of any agreement, instrument, deed or lease to which the Company or any of its Restricted Subsidiaries is a party or by which it is bound, or of the charter or by-laws of the Company or any of its Restricted Subsidiaries;

               (b) the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Restricted Subsidiaries;

               (c) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any of its Restricted Subsidiaries; or

               (d) any redemption, retirement or other repurchase obligation of the Company or any of its Restricted Subsidiaries under any charter, by-law, agreement, instrument, deed or lease.

     No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any of its Restricted Subsidiaries in connection with the execution, delivery and performance of this Agreement or the performance of the Amended Note Agreement, or the consummation of the transactions contemplated hereby or thereby, except for any filings which may be required pursuant to the federal securities laws and regulations.

         3.4 Defaults. Immediately before and after giving effect to the amendments set forth in Section 2 hereof, no Default will exist.


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         3.5 Incorporation of Representations and Warranties. The
representations and warranties set forth in paragraph 8 of the Amended Note Agreement are true and correct on the date hereof as if originally made on and as of the date hereof, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, and (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement.

         4. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions, which conditions must be satisfied no later than March 31, 2003 or this Agreement shall terminate:

            4.1. Officer's Certificate. The representations and warranties of the Company and the Guarantor set forth or incorporated by reference herein shall be true and correct as of the Amendment Date as if originally made on and as of the Amendment Date, except (a) to the extent that any such representations or warranties speak as of an earlier date, in which case they shall be true and correct as of such earlier date, and (b) for any exhibits or schedules to the Note Agreement, which exhibits and schedules shall be true and correct as of the date of the Note Agreement; no Default shall have occurred on or prior to the Amendment Date; and Prudential shall have received a certificate to these effects signed by a Responsible Officer in the event the Amendment Date occurs after the date hereof.

            4.2. Payment of Fees and Expenses. The Company shall have paid to Prudential an amendment fee in an amount equal to $20,000 (the "Amendment Fee"). As soon as practicable after the execution and delivery of this Agreement Prudential will pay to the holders of the Notes the apportion of the Amendment Fee that such holders may be entitled to receive.

            4.3. Proper Proceedings. This Agreement and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Company and the Guarantor. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. Prudential shall have received copies of all documents, including certificates, records of corporate, limited liability company, partnership or other proceedings and opinions of counsel, which Prudential may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate, limited liability company, partnership or governmental authorities.

         5. General. The Amended Note Agreement and the Notes are each confirmed as being in full force and effect. This Agreement, the Amended Note Agreement, the Notes and the documents referred to therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.


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         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                                   AMERICAN BILTRITE, INC.


                                   By   /s/ Howard N. Feist III
                                        -----------------------------------
                                        Name:   Howard N. Feist III
                                        Title:  Vice President


                                   K&M Associates, L.P.

                                   By: AIMPAR, INC., its General Partner


                                   By   /s/ Howard N. Feist III
                                        -----------------------------------
                                        Name:   Howard N. Feist III
                                        Title:  Vice President


                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                   By   /s/ Kevin J. Kraska
                                        -----------------------------------
                                        Name:    Kevin J. Kraska
                                        Title:   Vice President







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